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EXHIBIT 10.16

 SALE AND PURCHASE OF SHARES IN MINORA ENERGY (NEW ZEALAND) LTD.

AGREEMENT dated December, 1996

BETWEEN   MINORA ENERGY (AUSTRALASIA) PTY LIMITED
          (ACN 009 082 599) AND MINORA ENERGY LIMITED
          (ACN 008 996 889) ("Vendors")

AND INDO-PACIFIC ENERGY (NZ) LIMITED a duly incorporated company having its registered office at Wellington or its nominee ("Purchaser")

RECITALS

A. MINORA ENERGY (NEW ZEALAND) LIMITED ("Company") is a private company incorporated in New Zealand under the Companies Act 1955.

B. The Vendors hold all of the shares in the capital of the Company comprising 2,421,279 ordinary shares of NZ$1 each ("Shares") with no other shares, convertible notes, options or other equity interests in the capital of the Company existing.

C. The Vendors agree to sell and the Purchaser (or its nominee) agrees to purchase the Shares upon the following terms and conditions.

OPERATIVE PART

1.   DEFINITIONS AND INTERPRETATION

1.1 Definitions - In this agreement, unless the context otherwise requires:

     "Associated Person" has the same meaning as provided by
section 2 of the Goods and Services Tax Act 1985;

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are customarily open for business in Wellington;

     "Company Accounts" means the Accounts of the Company for the financial year ending on 30 June 1996 and for the period commencing on 30 June 1996 and ending on the Effective Date;

     "Completion" means the completion of the sale of the Shares to the Purchaser and the payment for the shares to be carried out in the manner specified in clause 4;

     "Completion Date" means the date on which Completion occurs, intended to be the date determined pursuant to clause 4.1;


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     "Conditions Precedent" means the conditions specified in
clause 7.1;

     "Effective Date" means 00.01 am, 1 September 1996;

     "Interim Period" means the period between the Effective Date and the Completion Date;

     "Joint Venture" means the joint venture constituted by the joint venture agreement dated 2 September 1993, for the exploration, development and production operations in the Licence area.

     "Licence" means Petroleum Prospecting Licence 38706 and any licence or mining permit issued as a renewal, extension or replacement thereof.

1.2 Interpretation - In the construction and interpretation of this agreement and the schedules, except to the extent that the context otherwise requires:

     (a) Any reference to "Accounts" includes the relevant balance sheets and profit and loss accounts of the Company and the notes to it together with all documents which are or would be required by any applicable law to be annexed to the accounts of the Company and laid before the Company in general meeting for the accounting reference period in question.

     (b) References to recitals, clauses and schedules are to recitals, clauses and schedules of this agreement;

     (c) The headings are for convenience only and shall not affect the interpretation of this agreement;

     (d) Words importing the singular number include the plural and vice versa and references to any gender include every gender and reference to persons includes corporations and unincorporated bodies of persons, government or semi-government bodies or agencies or political subdivisions of them;

     (e) Where any act, matter, or thing is to be done on a day which is not a Business Day, that act, matter or thing may be done on the next succeeding Business Day;

     (f)  References to "dollars" and "$" are references to New
Zealand dollars, unless otherwise specified;

     (g) References to "written" and "in writing" include any means of permanent visible representation;

     (h)  References to time are to New Zealand time;


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     (i)  References to any document includes all modifications and replacement documents from time to time;

     (j)  References to any statue or regulation are to New
Zealand statutes and regulations and shall with all necessary modifications apply to any modifications or re-enactment.

2.   AGREEMENT TO SELL AND PURCHASE THE SHARES

     The Vendors agree to sell to the Purchaser and the Purchaser agrees to purchase from the Vendors the Shares free from all charges, liens and encumbrances on the Completion Date upon the terms and conditions set out in this agreement and with all rights now and hereafter attaching to the Shares, with effect from the Effective Date.

3.   PURCHASE PRICE

3.1 Purchase Price - The purchase price ("Purchase Price") for the Shares shall be A$575,000 (five hundred and seventy five thousand Australian dollars).

3.2 Payment of Purchase Price - The Purchase Price shall be paid on the Completion Date as required by clause 4.3.

3.3 Purchase Price lowest price - The parties agree that the Purchase Price for the Shares is the lowest price that the parties would have agreed upon for the sale by the Vendors of the Shares upon the basis of payment in full as at the Effective Date and as at the date of this agreement.

4.   COMPLETION

4.1 Completion - Completion shall take place at the offices of the Vendor specified in clause 8.12, on the day falling 2
Business Days after the Conditions Precedent have been satisfied.

4.2 Completion steps - On the Completion Date, the Vendors shall hand to the Purchaser:

     (a) all share certificates to the Shares together with transfers of the Shares to the Purchaser (or the Purchaser's nominee) duly executed by the Vendors;

     (b) a resolution of the directors of the Company approving the transfer of the Shares to the Purchaser (or the Purchaser's nominee);

     (c) all things necessary to enable the Purchaser or the Purchaser's nominee or both to be entered on the register of members of the Company as the holders of all the Shares;


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     (d)  all documents and records of the Company including the certificate of incorporation and Memorandum and Articles of Association, all minute books and registers of the Company which shall be up to date and properly kept in accordance with the provisions of the Companies Act 1955, the common seal of the Company, and copies of all contracts or particulars of contracts and of the returns of the kinds referred to in section 60 of the Companies Act 1955 in respect of shares in the capital of the Company credited as fully paid or partly paid up otherwise than in cash;

     (e) the written resignations of the secretary and of all directors of the Company (without payment of any compensation or provision therefor);

     (f) evidence satisfactory to the Purchaser that the Vendors have complied with the requirement of clause 5.14.

4.3 Payment of Purchase Price - Contemporaneously with the handing to the Purchaser of all Completion requirements specified in clause 4.2, the Purchaser shall pay to the Vendors the Purchase Price in an Australian Dollar bank cheque, as specified by the Vendors. The Vendor will pay the Purchaser with a NZ$ bank cheque for Interim Period revenues and royalty refunds. The Purchaser shall also provide evidence or undertakings satisfactory to the Vendors that the Purchaser will promptly change the name of the Company.

4.4 Purchaser's obligation to complete - The Purchaser shall not be obliged to complete other than in respect of all of the Shares and unless all Completion requirements specified in clause 4.2 are complied with.

5.   REPRESENTATIONS AND WARRANTIES BY VENDOR

     The Vendors (jointly and severally) represent, warrant and covenant (each of which shall constitute the basis on which the Purchaser has entered into this agreement).

5.1 Recitals - Recitals A, B and C to this agreement are true and correct in all respects and will be true and correct at the Completion Date.

5.2 Shares - All the Shares are held and will be held at the Completion Date by the Vendors as specified in the first schedule to this agreement and are and will be at the Completion Date fully paid up and free of any lien, charge, encumbrance or pledge whatsoever either legal or equitable.

5.3 No options, increases of capital or assignments - Neither the Vendors nor the Company is or will at the Completion Date be committed to any contract providing for an option for any person
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to take shares in the Company or on an increase in capital of the
Company and all the Vendors have full rights of assignment of the respective Shares held by them and that the transfer of such Shares will entitle the Purchaser to the sole ownership and control of the Company.

5.4 No dividends - During the Interim Period, no dividend (as defined in section 4 of the Income Tax Act 1976) bonus or distribution of any kind whatever has been made or will be declared paid or made to the Vendors except as approved in writing by the Purchaser.

5.5 Closing Accounts - The management accounts of the Company for the period ending on the Effective Date ( a copy of which is annexed to this agreement signed by one or more directors on behalf of the board of directors as true and correct) truly and fairly reflect the position of the Company as at the Effective Date and are prepared in accordance with generally accepted accounting principles consistently applied.

5.6 Liabilities at Effective Date - The Company was in a financial position at the Effective Date, or the Vendors shall make such payments to ensure that the Company's financial position will at the Completion Date be, equivalent to having:

     (a) received all revenues and paid all royalties and taxes on oil sales up to the Effective Date;

     (b) paid its share of all authorised cash calls relating to Joint Venture operations up to the Effective Date;

     (c) paid all royalties due on the Company's share of any production produced before the Effective Date, other than those outstanding liabilities specifically referred to in the final sentence of clause 6.1.

5.7 Financial position of Company - There has not been nor is there presently threatened any material adverse change in the financial condition of the Company since the Effective Date, and as at the Completion Date there will not be any material adverse change in the financial condition of the Company.

5.8 Carry on business - The Company has carried on business since the Effective Date and will carry on business in a normal manner without let or hindrance down to the Completion Date.

5.9 Material contracts - The Company will not prior to the Completion Date enter into any material contract except in the normal and ordinary course of business and will not become a party to any unusual abnormal or onerous contract or arrangement except such as has been fully disclosed in writing and approved in writing by the Purchaser, and in particular the Company has

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not ....... during the Interim Period do any act or enter into any commitments in relation to the Licence or the Joint Venture which might affect materially the value of the Company's interest, without the prior written approval of the Purchaser.

5.10 Disclosure of contracts - The Vendors have prior to the execution of this agreement made full disclosure to the Purchaser of all contracts or agreements to which the Company is a party or is subject.

5.11 Guarantees or indemnities - The Company is not and will not prior to Completion become a party to any contract of guarantee or indemnity except as contained in the contracts or agreements referred to in clause 5.10 or as approved in writing by the Purchaser.

5.12 Contingent liabilities - The Purchaser has been advised prior to the date of this agreement of all contingent liabilities of the Company and the Vendors will ensure that the Company does not enter into or incur (except as approved in writing by the Purchaser) any other contingent liability before Completion.

5.13 Information

     (a) To the best of the Vendor's information, knowledge and belief all information provided to the Purchaser was when given true, complete and accurate in all material respects and the Vendors are not aware of any fact or matter not disclosed in writing to the Purchaser which renders any such information untrue, inaccurate, misleading or incomplete.

     (b) The Vendors have not failed to disclose matters within their knowledge relating to the Company and its assets and liabilities of the Company which could reasonably be considered to be material to an assessment whether or not to purchase the Shares.

5.14 Moneys owing to the Company to be repaid - The Vendors will repay any moneys owing by them or any Associated Person to the Company and, whether in respect of loans, calls on capital, or otherwise, whether or not that money is due or payable on the Completion Date and will (except as approved in writing by the Purchaser) ensure that on Completion all business arrangements and other relationships between the Vendors and their Associated Persons of the one part and the Company of the other part are terminated so that neither the Vendors nor any of their Associated Persons shall thereafter have any claim on the Company.

5.15 Assets - At Completion all assets of the Company will be the property of the Company and will not be subject to any charge, encumbrance, lien, pledge (whether equitable or legal) factoring
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or discount agreement, or royalty agreement (other than the royalty to the Crown which is a condition of the Licence).

5.16 Insurance - All the Company assets which are of an insurable nature are insured in an insurance office for their full insurable value respectively and that the Company will not prior to the Completion Date allow any policy of insurance over its assets to lapse or to be discontinued or to be cancelled and that the Company will punctually pay all premiums payable in respect of such insurances as the same may fall due and be payable prior to the Completion Date.

5.17 Maintain Licence - The Company has and shall act in all ways within its power to maintain its interest in the Joint Venture and the Licence in good standing and to meet all obligations of the Licence, the Joint Venture Agreement and the relevant legislation, up to and including the Effective Date, and will continue to do so during the Interim Period.

5.18 Employees and contractors - Except as disclosed in writing to the Purchaser, the Company is not and will not at the Completion Date be a party to any agreements with any independent contractors, directors, managers or other officers, servants or employees.

5.19 Litigation - The Company is not at present engaged in any litigation nor are the Vendors aware of any cause of action or right to claim for compensation or damage which could or might be used for the purpose of commencing proceedings whether criminal or civil against the Company, including but not limited to as a participant in the Joint Venture, or as a holder of the Licence, whether for environmental damage arising from the condition, operation or ownership of the Licence and Joint Venture operations and assets prior to the Effective Date or otherwise, other than a dispute between the Joint Venture and the Crown regarding the point of valuation for payment of the royalty due to the Crown.

5.20 Books of Company - The books of the Company have been or will be properly written up to and including the Completion Date and that the books are in order in every respect.

5.21 Books of account - The Company holds in its possession all books or account and other records (such as wage books) which it is bound by law to retain in its possession.

5.22 Resolutions - No resolution by the members of the Company has been passed which has not been recorded in the Minute Book of the Company and that no resolution will be passed prior to the Completion Date without the prior express approval of the Purchaser in writing.


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5.23 Inland Revenue returns - The Company has and will at the
Completion Date have as and when required by law rendered to the Commissioner of Inland Revenue all necessary returns that those returns have been made on a proper basis and that there is no dispute outstanding with the Commissioner of Inland Revenue in respect of those returns.

5.24 Companies Office returns - The Company has and will at the Completion Date have filed with the Registrar of Companies all documents and returns required by law so that at the Completion Date the records of the Company with the Registrar of Companies will be correct and fully up to date.

5.25 Particulars of charges - The particulars of charges set out in the second schedule to this agreement comprise all the charges, liens, encumbrances or mortgages over the assets of the Company.

6.   LIABILITIES OF VENDORS AND PURCHASER

6.1 Indemnity by Vendors - The Vendors agree to hold the Purchaser harmless and indemnified against any liability, loss or damage arising from or out of any breach by the Vendors of any of the warranties or covenants herein contained AND will on written demand pay to the Purchaser an amount to fully compensate the Purchaser for such liability loss or damage. Such indemnity shall include, without limitation, payment of any amount found to be owed by the Company contrary to the warranties in clause 5.6. However, the Purchaser is aware of the contingent liability relating to the ongoing dispute with the Crown regarding the Point of Valuation for royalty purposes, and will accept such liability if and when it fails due, irrespective of the fact that it would largely relate to royalty underpayments prior to the Effective Date, otherwise payable by the Vendors under clause 5.6.

6.2  Tax Indemnity

6.2.1 The Vendors will indemnify the Purchaser and the Company and will keep them indemnified from the Completion Date against the costs, losses or money payable on account of any claim for or in respect of any Taxation. For this purpose "Taxation" includes any income or transaction taxes, duties or charges payable to any government or local authority in New Zealand or elsewhere, or the Accident Rehabilitation and Compensation Insurance Corporation, and all withholdings or deductions in respect of those obligations, whatever their nature. This indemnity shall extend to any Taxation which is calculated by reference to:

     (a) income or profits earned or attributed, or deductions or relief claimed, on or before Completion; or

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     (b)  any other event on or before Completion (whether it was a known or contingent liability at that date),

     but excluding any obligation to pay royalties on petroleum produced (which will be dealt with in accordance with the other provisions of this Agreement).

6.2.2 By this indemnity, the Vendors will on demand pay to the Purchaser or the Company (as the case may be) the amount incurred by that party in respect of any Taxation including:

     (a) the effect of any denial or loss of any allowance or deduction or cancelling any right to repayment of Taxation;

     (b) all reasonable costs and expenses properly payable by the Purchaser or the Company in connection with any claim;

     (c) reimbursement of any Taxation payable on payments made in accordance with this indemnity (so that the Purchaser or the Company receives the net sum it would have had or retained if no claim had been made).

6.2.3 If the Company of the Purchaser receives a claim in respect of Taxation, or proposes to claim against the Vendor, they will provide full details to the Vendor and will give the Vendor an opportunity to defend or dispute the claim. The Purchaser and the Company will be entitled to take any steps to avoid prejudice to their own respective tax positions and will be indemnified by the Vendor even if the Vendor disputes the claim. If the Purchaser or the Company is required to take or contemplate any action which may prejudice the tax position of the Vendor, it will consult with the Vendor before doing so.

6.3 Indemnity by Purchaser - Subject to the Vendor not having breached any relevant warranty, the purchaser agrees to hold the Vendors Jointly and severally harmless and indemnified against any and all liability, loss, damage, claims or expenses arising out of:

     (a) environmental damage arising from the condition, operation and ownership of the Licence, Joint Venture operations or assets prior to the Effective Date,

     (b) obligations of the Company incurred on or after the Effective Date, including but not limited to any obligation to properly plug and abandon any well and to restore any site or workings located in the area of the Licence whether in existence at or after the effective Date; and

     (c) the contingent liability referred to in the final sentence of clause 6.1


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6.4  Warranties and Representations by Purchaser - the Purchaser
represents, warrants and covenants to and for the benefits of each Vendor severally that:

     (a) no act, event or omission has occurred which (or which passage of time) would render it liable to be struck off the register of the State in which it is incorporated;

     (b) it has full power and authority to make this agreement and to perform and observe the conditions hereof; and

     (c) the Purchaser is not the subject of an order for liquidation or winding up nor has it entered into a scheme of arrangement with its own creditors or any class of them, no receiver or receiver and manager has been appointed to all or any part of its undertaking or property, no petition has been presented for its winding up and no writ of execution has been presented against it or any of its property and, to the best of its knowledge, information and belief, no such action is threatened or contemplated and no act, event or omission has occurred which (or which with the effluxion of time) might result in any such action or event.

7.   CONDITIONS PRECEDENT

7.1 Conditions Precedent - Without prejudice to any other conditions applicable to this agreement or the completion of those conditions, this agreement is conditional upon the Vendors confirming in writing, on or before the date 90 days after the date of this agreement, that no party to the Joint Venture Agreement has exercised any preferential right of purchase,

7.2  Conditions Precedent Unsatisfied - If the above Conditions
Precedent is not met, or waived by the Purchaser, on or before the date specified in clause 7.1, then this agreement shall be at an end and neither party shall have a claim on the other.

8.   MISCELLANEOUS

8.1 Entire Agreement - This agreement contains all the terms of the arrangement between the parties and supercedes and extinguishes all prior agreements, discussion and arrangements between the parties with respect to the matters covered by this agreement.

8.2  Dispute Resolution

(a) All differences and disputes which may arise between the Vendors and the Purchaser touching and concerning this agreement or any act or thing to be done, suffered or omitted in pursuance of this agreement, ot touching or concerning the construction of this agreement (except any dispute relating to any adjustments to be made to the Purchase Price) shall be referred to negotiation, mediation or some other alternative dispute resolution technique as agreed by the parties. If within 30 days of referral, the parties cannot agree on the technique, timetable, procedures or facilitator to be used, or the dispute is not resolved, any party may refer the dispute to arbitration in New Zealand by 1 arbitrator appointed by agreement between the parties, or in the absence of agreement by the President of the New Zealand Law Society, such arbitration to be in accordance with the Arbitration Act 1908.

(b) All disputes relating to any adjustments to be made to the Purchase Price shall be decided by an independent expert whose decision shall be binding on the parties. If the parties cannot agree on the expert to be used within 30 days of referral, an expert shall be appointed by the President of the Institute of Chartered Accountants of New Zealand.

8.3 Costs - Each of the parties shall bear their own legal and other costs in the preparation and implementation of this agreement. The Purchaser shall bear any stamp duties, consent fees and other imposts or taxes (including taxes under the Goods and Services Tax Act 1985) arising from this agreement or the transfer of the Shares.

8.4 Confidentiality - The parties mutually covenant that each shall (except as any be required for the purpose of satisfying the conditions precedent pursuant to clause 7.1 or as required pursuant to clause 8.10 or as required by law, directive or the listing requirements of any Stock Exchange and except for its professional advisors) maintain, and aid in maintaining the confidentiality of this agreement and the negotiations and other steps leading to the agreement. The public disclosure of the arrangements between the parties, including all statements to the news media, shall proceed by way of mutual agreement between the parties.

8.5 Non-merger - The warranties, undertakings, agreements, covenants and indemnities given under or pursuant to this agreement shall not merge on completion of the sale and purchase of the Shares or the transfer of the Shares or otherwise, but shall remain enforceable to the fullest extent despite any rule of law to the contrary.

8.6 Right to inspect books and records - The Purchaser may at all reasonable times together with the auditors of the Purchaser inspect and make copies of the records and bolls of account of the Company from the date of this agreement down to the Completion Date and the Vendors will promptly and prior to the Completion Date reply in writing to any request by the Purchaser for information regarding the books of account or records or business of the Company relevant to any of the covenants, warranties, conditions or other provisions contained or implied n this agreement.

8.7  Governing law

(a) The governing law of this agreement and of the relations of the parties arising from it shall be New Zealand law.

(b) The parties to this agreement hereby accept the jurisdiction of the High Court of New Zealand and any proceedings issued in respect of any claim, dispute or other matter arising out of this agreement shall be issued out of the High Court at Wellington.

8.8 Nominee - This agreement shall be binding on and sahll enure to the benefit of the administrators, executors and heirs of the Vendors and to the benefit of the administrators, executors, heirs and assigns of the Purchaser. It is acknowledged that the Purchaser may nominate any person to be purchaser under this agreement and upon such nomination such shall person shall take over and assume all the obligations and benefits of the Purchaser.

8.9 Joint and several - In the event of the Vendors being more than one person their obligations under this agreement shall be on a joint and several basis.

8.10 Announcements - The Vendors shall on completion, if requested to do so by the Purchaser, make announcements to customers, suppliers and agents of the Company in whatever forms may be reasonably required by the Purchaser.

8.11 Nomination and assignment

(a) The Purchaser shall have the right to nominate in writing at least 1 business day prior to the Completion Date any subsidiary or associate to acquire as beneficial owner the Shares and from and after such nomination he party so nominated shall take over the rights and privileges conferred on the Purchaser under this agreement as if such nominated party were Indo-Pacific Energy
(NZ) Limited.

(b) The Purchaser shall not be entitled to assign the benefit of this agreement except under clause 8.11(a) and any party nominated under clause 8.11(a) shall not be entitled to further assign the benfit of this agreement or make any further such nomination prior to Completion.

8.12 Notice - Any notice or communication document or demand requiring to be made or served pursuant to this agreement shall be in writing signed by the party giving the notice or by any officer or solicitor of that party and served as follows:

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To the Vendors:
Discovery Petroleum NL
3rd Floor, 31 Ventnor Avenue
West Perth, Western Australia 6005
Fax: 61-9-324-1212
Attention: Eric Strietberg

To the Purchaser:
Indo-Pacific Energy (NZ) Limited
Units 6-8, Karori New Ventures Centre
249 Karori Road, P.O. Box 17-258
Karori, Wellington, New Zealand
Fax: 64--476-0120
Attention: David Bennett

with a contemporaneous copy to the Purchaser's Solicitors:
Rudd Watt & Stone
125 The Terrace, P.O. Box 2793
Wellington, New Zealand
Fax: 64-4-473-8232
Attention: Gavin Adlam

or in respect of a party to such other address as that party may at least 2 business days notice advise the other party as its address for service.

Any notice shall be determined to be duly given or made:
(a) when delivered by hand;
(b) if sent by facsimile when transmission is confirmed by the sending machine;
(c) if sent by post, 7 business days after posting.

8.13 Counterparts - This agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this agreement by signing any counterpart.

8.14 Facsimile - A Party may enter into this agreement by signing any counterpart in either original of facsimile form (and if in facsimile form shall as soon as practicable following execution deliver the Agreement in original form to the other Parties). A counterpart of the signature pages of this agreement in facsimile form showing signatures in facsimile form shall be conclusive evidence of signatures on the whole of the original form.

8.15 Non-waiver - Failure or omission by a party at any time to enforce or require strict or timely compliance with any provisions of this agreement shall not affect or impair that provision in any way or the rights of that party to avail itself of the remedies it may have in respect of any breach of that provision.

8.16 Further assurance - each party undertakes to do all acts and things and execute and sign all deeds and documents which may be required to be executed or signed or both to carry out or give effect to the provisions of this agreement.

8.17 Amendment - No amendment to this agreement shall be effective unless it is in writing and signed by the parties.

8.18 Partial invalidity - The illegality, invalidity or unenforceability of a provision of this agreement under any law shall not affect the legality, validity or enforceability of that provision under another law or the legality, validity or enforceability of any other provision of this agreement.

8.19 No assignment - Subject to clause 8.11(a), no party shall assign its rights under this agreement without the prior written consent of all other parties.

8.20 All parties to sign - This agreement shall not be binding on any of the parties until all parties set out below as being required to sign this agreement have signed this agreement.

EXECUTED as an agreement

SIGNED BY INDO-PACIFIC ENERGY (NZ) LIMITED in the presence of:
/s/ A.H. Streiner             /s/ David Bennett
A.H. Streiner                 Signature of Director/Authorised
Consultant                    Person
Perth, Western Australia

THE COMMON SEAL OF MINORA ENERGY PROPERTY (AUSTRALASIA) PTY
LIMITED was hereunto affixed in the presence of:
/s/ Illegible
Director
/s/ Illegible
Secretary

THE COMMON SEAL OF MINORA ENERGY LIMITED was hereunto affixed in the presence of:
/s/ Illegible
Director
/s/ Illegible
Secretary